UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 Gateway Drive, San Mateo, California		94404
(Address of principal executive offices)		(Zip Code)

(650) 376-8679

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In November 2019, Sierra Oncology, Inc. (“the Company”) completed an underwritten public offering of an aggregate of (i) 103,000 shares of Series A Preferred Stock, that all converted into 7,803,273 shares of common stock in January 2020, (ii) Series A warrants to purchase up to an aggregate of 7,802,241 shares of our common stock (the “Series A Warrants”), and (iii) Series B warrants to purchase up to an aggregate of 2,574,727 shares of common stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”).

On September 8, 2021, the Company entered into Amendment No. 1 to the Series A Warrants and Amendment No. 1 to the Series B Warrants (together, the “Warrant Amendments”) to amend the Warrants. The defined terms used below have the meaning set forth in the respective Warrants. The primary purpose of the Warrant Amendments is to provide more clarity and certainty in the event of a Fundamental Transaction.

Among other things, pursuant to the Warrant Amendments, in connection with a Fundamental Transaction, the Buyer will be required to either (i) assume in writing all of the obligations of the Company under the Warrant with an adjusted Exercise Price and an adjusted number of Warrant Shares equivalent to the value of the Reference Property (calculated by the Company in good faith assuming full exercisability of the Warrant) or (ii) deliver in connection with the closing of such Fundamental Transaction in exchange for the cancellation of each Warrant, Reference Property equal in value to the Black Scholes Value of the remaining unexercised portion of such Warrant (calculated by the Company in good faith assuming full exercisability of the Warrant), with an assumed volatility of 100%. If the Buyer is a publicly traded entity, whether (i) or (ii) will apply shall be at the option of the Buyer and the Company and if the Buyer is not a publicly traded entity, at the option of the Buyer and Majority Holders. If (ii) applies, if the Fundamental Transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration, the Reference Property for which each Warrant will be exchanged will be deemed to be the weighted average of the types and amounts of consideration to be received by the holders of Common Stock.

The Warrant Amendments clarifies the methodology by which the Warrants would be adjusted in connection with the assumption by a Buyer and provides for greater consistency in connection with assumption by a publicly traded or private buyer. Prior to the Warrant Amendments, in connection with a Fundamental Transaction, if the Buyer was a publicly traded entity, the only option for the Buyer would have been to assume the Warrants. Prior to the Warrant Amendments, in connection with assumption by a private Buyer, the Warrants would have been exercisable for the consideration that would have been received by Warrant holders had they exercised prior to consummation of a Fundamental Transaction. In addition, prior to the Warrant Amendments, in connection with a Fundamental Transaction involving a private buyer, the Warrant holders could have elected to put their Warrants to the Buyer up to 30 days following the consummation of a Fundamental Transaction for cash in amount equal to their Black-Scholes value. Prior to the Warrant Amendments, for purposes of calculating the Black-Scholes value of the Warrants, volatility was equal to the greater of 80% and the 100-day volatility obtained from Bloomberg.

The foregoing is a summary of the terms of the Warrant Amendments and is qualified in its entirety by reference to the documents filed as Exhibits 4.1 and 4.2 hereto which are incorporated herein by reference.

Item 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Amendment No. 1 to the Series A Warrant to Purchase Common Stock
4.2	Form of Amendment No. 1 to the Series B Warrant to Purchase Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: September 10, 2021	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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